UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 25, 2010

Minn-Dak Farmers Cooperative

(Exact name of Registrant as Specified in its Charter)

North Dakota

(State Or Other Jurisdiction Of Incorporation)

33-94644	23-7222188
(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, ND
58075
(Address Of Principal Executive Offices)	(Zip Code)

(701) 642-8411

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Minn-Dak Farmers Cooperative (the “Company”) and Jeffrey L. Carlson, the Company’s former Vice President Operations, entered into a Separation Agreement and Release (the “Agreement”) that became binding and enforceable May 25, 2010.  The Agreement provides that in exchange for a full release of all claims, the Company will pay Mr. Carlson a separation payment equal to six months base pay, in thirteen bi-weekly installments.  The Company will also pay the employer’s portion of COBRA coverage until the earlier of six months following the separation date of May 12, 2010 or until Mr. Carlson becomes eligible for alternative coverage.  The Agreement also contains provisions relating to payout of accrued vacation and confidentiality of Company information.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release by and between Jeffrey L. Carlson and Minn-Dak Farmers Cooperative dated May 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

By:	/s/ David H. Roche
David H. Roche President and Chief Executive Officer

Date:   May 28, 2010